UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K
________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 14, 2016
ASTEA INTERNATIONAL INC.
(Exact name of registrant as specified in charter)
Delaware	0-26330	23-2119058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Gibraltar Road
Horsham, Pennsylvania 19044
(Address of principal executive offices)
(215) 682-2500
 (Registrant's telephone number, including area code)
Not Applicable
 (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 14, 2016, Astea International Inc., a Delaware corporation (the "Company"), and certain of the Company's subsidiaries entered into a First Loan Modification Agreement ("Loan Modification Agreement") with Silicon Valley Bank ("SVB") which sets forth certain amendments to the Company's credit facility with SVB to, among other things, extend the maturity date of the credit facility through April 2018 and revise and clarify certain covenants and other terms of the credit facility.

The foregoing is only a summary of the material terms of the Loan Modification Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Loan Modification Agreement, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description of Exhibit
10.1	First Loan Modification Agreement, dated as of January 14, 2016, by and among Astea International Inc., Network Data, Inc., Virtual Service Corporation, FC Acquisition Corp., and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTEA INTERNATIONAL INC.

Date:	January 15, 2016	By:	/s/ Rick Etskovitz
		Name: Title:	Rick Etskovitz Chief Financial Officer